UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On September 14, 2010, Prestige Brands Holdings, Inc. (the “Company”) entered into a definitive stock purchase agreement by and among the Company (as Buyer) (the “Buyer”), Blacksmith Brands Holdings, Inc. (“Holdco”), and the securityholders of Holdco (as Sellers) (the “Sellers”) to acquire all of the outstanding shares of Holdco.  Holdco, through its subsidiary, Blacksmith Brands, Inc., owns the "Pediacare®," "Luden's®," “Efferdent®,” “Effergrip® and “NasalCrom” brands that will be added to the Company's brand portfolio in the acquisition.  The purchase price to be paid by the Company is $190.0 million in cash, subject to a customary purchase price adjustment for working capital.  The Agreement contains customary representations and warranties as well as indemnification provisions which, except in limited circumstances, survive for one year from the closing date.  An indemnification escrow fund in the amount of $7.5 million will be established at closing along with a $1.2 million working capital adjustment escrow fund.

Closing of the transaction is subject to customary closing conditions, including receipt of regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The parties expect to close the transaction during the fourth quarter of calendar year 2010.  The purchase agreement has a termination date of December 31, 2010, which can be extended by up to 60 days by either of the parties in the event certain conditions have not been satisfied prior to that time. Although the purchase agreement is not subject to a financing condition, if the Company is unable to close despite all other conditions having been satisfied, the Sellers could terminate the purchase agreement and require the Company to pay a termination fee of $7.5 million.

This summary of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the purchase agreement that is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure.

On September 20, 2010, Prestige Brands Holdings, Inc. (the “Company”) issued a press release announcing that it had signed a definitive agreement to acquire all of the outstanding shares of Blacksmith Brands Holdings, Inc., as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 20, 2010, representatives of the Company began making presentations to investors regarding the acquisition of Blacksmith Brands Holdings, Inc. using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Investor Presentation”).  The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during 2010.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that it may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, unless the Company specifically states that the information is to be considered “filed” under the Securities Exchange Act of 1934 or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2010	PRESTIGE BRANDS HOLDINGS, INC.

	By:	/s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of September 14, 2010, by and among Prestige Brands Holdings, Inc., Blacksmith Brands Holdings, Inc. and the Stockholders of Blacksmith Brands Holdings, Inc.

99.1	Press Release dated September 20, 2010.

99.2	Investor Relations Slide Show in use beginning September 20, 2010.